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                                                                    EXHIBIT 23.1


PETERSON SULLIVAN P.L.L.C.
601 UNION STREET SUITE 2300 SEATTLE, WA  98101



                         INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement, relating to 2,975,018 shares of common stock, of Interactive Objects, Inc. on Form SB-2 of our report dated March 4, 1998 (except for Note 7, the date of which is July 31, 1998), appearing in the Prospectus which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                            /s/ Peterson Sullivan PLLC

                                            Peterson Sullivan PLLC

Seattle, Washington
November 25, 1998